UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 14, 2007

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On July 9, 2007, Global Companies LLC (“Global”), a wholly owned subsidiary of Global Partners LP (the “Partnership”), entered into a Terminals Sale and Purchase Agreement (the “Terminals Purchase Agreement”) with ExxonMobil Oil Corporation (“ExxonMobil”) pursuant to which Global agreed to acquire two refined products terminals located in Glenwood Landing and Inwood, New York from ExxonMobil (the “Terminals Acquisition”).  The Terminals Acquisition was originally expected to close in the third quarter of 2007.  On August 20, 2007, ExxonMobil and Global amended the Terminals Purchase Agreement to extend the closing date to the fourth quarter of 2007 to accommodate the orderly transition of certain permits.

On October 4, 2005, the Global Partners LP Long-Term Incentive Plan (the “LTIP”) became effective for employees, consultants and directors of our general partner, Global GP LLC (the “General Partner”) and employees and consultants of affiliates of the Partnership who perform services for the Partnership Group.  On August 14, 2007, the Compensation Committee of the Board of Directors of the General Partner made the initial grant of awards of phantom units and associated distribution equivalent rights (“DERs”) under the LTIP to certain employees and directors.  The phantom units granted will cliff vest and become payable on a one-for-one basis in common units of the Partnership (or cash equivalent) upon (i) the achievement of the Performance Goal (as defined below) for the Restricted Period (as defined below), and (ii) in most cases, the continued employment of the recipient.  The DERs that were granted in tandem with the phantom units will vest and become payable in cash simultaneously with the vesting of the phantom units. Any phantom units and associated DERs that have not vested as of the end of the cliff vesting period will be forfeited.  Notwithstanding the foregoing, upon a change of control of the General Partner, all outstanding phantom units and associated DERs that have been granted and are not then vested automatically will become fully vested without regard to the achievement of the Performance Goal.

The performance goal for January 1, 2007 through December 31, 2009 (the “Restricted Period”) has two components:  (a)  quarterly distributions to the holders of limited partner units of the Partnership cannot decrease at any time during the Restricted Period; and (b) cumulative distributable cash flow over the Restricted Period must equal or exceed the cumulative amount necessary to have achieved a 1.15 coverage over pro forma average annual distribution increases of 7% per limited partner unit of the Partnership (determined on a fully diluted basis, and giving effect to distributions to the General Partner, including incentive distributions) ((a) and (b), collectively, the “Performance Goal”).

Copies of the forms of LTIP Grant Agreements adopted by the Compensation Committee of the Board of Directors are filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K and are incorporated herein by reference.

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2007 the Compensation Committee of the Board of Directors awarded phantom units and associated DERs under the LTIP to each of Eric Slifka, Thomas J. Hollister, Edward J. Faneuil and Charles A. Rudinsky (collectively, the “Named Executive Officers”) pursuant to the forms of LTIP Grant Agreements attached hereto as Exhibits 10.1 (for Messrs. Slifka, Hollister and Faneuil) and 10.3 (for Mr. Rudinsky).  The phantom units granted will vest and become payable on a one-for-one basis in common units of the Partnership (or cash equivalent) upon (i) the achievement of the Performance Goal during the Restricted Period, and (ii) the continued employment of the recipient, except in the case of death, disability, termination by the General Partner without cause or constructive termination (each of the foregoing terms as defined in the recipient’s respective employment agreement with the General Partner or the applicable grant agreement, as the case may be).  The DERs that were granted in tandem with the phantom units will vest and become payable in cash simultaneously with the vesting of the phantom units. Any phantom units and associated DERs that have not vested as of the end of the cliff vesting period will be forfeited.  Upon a change of control of the General Partner, all outstanding phantom units and associated DERs that have been granted and are not then vested automatically will become fully vested without regard to the achievement of the Performance Goal.

The number of phantom units awarded to each Named Executive Officer is as follows:

Number of
Name and Title	Phantom Units Granted

Eric Slifka President and Chief Executive Officer	24,541

Thomas J. Hollister Chief Operating Officer, Chief Financial Officer and Executive Vice President	9,120

Edward J. Faneuil Executive Vice President, General Counsel and Secretary	7,976

Charles A. Rudinsky Executive Vice President, Treasurer and Chief Accounting Officer	3,927

Item 9.01.                              Financial Statements and Exhibits

(d)	Exhibit

10.1*	Forms of LTIP Grant Agreements dated August 14, 2007 (Named Executive Officers who are party to an employment agreement with Global GP LLC)

10.2*	Form of LTIP Grant Agreement (Directors)

10.3*	Form of LTIP Grant Agreement (General)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
By:	Global GP LLC,
its general partner

Dated: August 20, 2007	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Forms of LTIP Grant Agreements dated August 14, 2007 (Named Executive Officers who are party to an employment agreement with Global GP LLC)

10.2*	Form of LTIP Grant Agreement (Directors)

10.3*	Form of LTIP Grant Agreement (General)

* Filed herewith